Exhibit 10.58

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) made and entered into effective as of the 13th day of March, 2013, by and between CD International Enterprises, Inc., a Florida corporation,  (the "Debtor") and Bin Zuo ("Secured Party"). The Debtor and Secured Party are collectively referred to as the “Parties”.

BACKGROUND STATEMENT:

This Agreement is made and entered into in connection with the execution of a Promissory Note dated March 13, 2013 entered into between the Parties in the principal amount of $420,000 to Secured Party (the “Note”), the terms of which are incorporated herein by this reference.  This Security Agreement is intended to evidence a security interest granted by Debtors to Secured Party as part of the security for repayment of the Note.

1.	Indebtedness. This Agreement secures all amounts by which Debtors, is indebted to Secured Party pursuant to the Note (the "Indebtedness”).

2.
Collateral.  To secure the payment of the Indebtedness when due, and payment and performance as and when due of any and all past, present, and future indebtedness, liabilities and obligation of Debtors to the Secured Party, of any nature whatsoever, Debtors hereby assigns, conveys, and grants a perfected security interest in, and pledges its asset (the "Collateral") to the Secured Party.

3.
Creation of Security Interest.  Debtors, in order to secure: (1) payment of the Indebtedness, including renewals and extensions thereof; (2) all costs and expenses incurred in collection of this debt, including reasonable attorney's fees (together with interest on all of the foregoing) consideration, the sufficiency and receipt of which is hereby acknowledged, does hereby assign, transfer and convey to Secured Party a security interest in the Collateral.

4.	Default and Remedies.

4.1	The occurrence of any one or more of the following events shall be deemed to be a default hereunder (“Events of Default”):

(a)	the Debtors shall fail to pay when due the Indebtedness or interest;

(b)	the Debtors shall fail to observe or perform any of its obligations under the Note or this Security Agreement;

(c)
any event or condition shall occur which results in the acceleration of the maturity of any obligation of the Debtors or enables (or, with the giving of notice or lapse of time or both, would enable) a creditor of the Debtors to accelerate the maturity thereof or, under circumstances in the nature of a default, to require the prepayment or repurchase thereof prior to the maturity thereof;

(d)
the Debtors shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e)
an involuntary case or other proceeding shall be commenced against the Debtors seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of twenty (20) days; or an order for relief shall be entered against the Debtors under the federal bankruptcy laws as now or hereafter in effect; or

(f)
one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Debtors and shall continue unsatisfied and unstayed for a period of 5 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Debtors to enforce any such judgment.

4.2
Upon an Event of Default, the Secured Party may, without regard to any other default and without demand or notice, proceed to exercise any one or more of its rights set forth herein or accorded by the Uniform Commercial Code in force in the State of Florida on the date of this Agreement (the “UCC”).

4.3
It is understood and agreed that this Agreement has been made and entered into pursuant to the UCC as adopted by the state of Florida and that Secured Party has all the rights and remedies accorded thereby.  Whenever an Event of Default shall have occurred, Secured Party shall also have the right:  (a) to foreclose the liens and security interest created under this Agreement by any available judicial procedure or without judicial process; (b) to take possession of the Collateral; (c) to take control of the proceeds of the Collateral; and (d) to sell, assign, lease, collect or otherwise dispose of the Collateral, or any part thereof, either at public or private sale, in lots or in bulk, for cash or credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party in its sole discretion, and Secured Party may bid or become a purchaser at any such sale, free from any right of redemption, which is hereby expressly waived by Debtors, and Secured Party shall have the rights at its option to apply or credit the amount of all or any part of the Indebtedness, against the purchase price bid by Secured Party at any such sale.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees) of retaking, holding, storing, preparing for sale, selling, collection or liquidating the Collateral and the like, including reasonable attorney's fees, and then to the satisfaction of the Indebtedness, application as to particular portions of the Indebtedness, or against principal or interest in accordance with the Note secured hereby.  Debtors shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency existing after liquidation of the Collateral, and Secured Party in turn agrees to remit to Debtors any surplus remaining after the Indebtedness has been paid in full.  DEBTORS HEREIN WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO NOTICE OR HEARING PRIOR TO SEIZURE BY SECURED PARTY OF THE COLLATERAL, WHETHER BY WRIT OF POSSESSION OR OTHERWISE.

5.
Commercial Transaction.  The interest of Secured Party hereunder and the obligations of Debtors for the Indebtedness, arise from a "commercial transaction" within the meaning of the UCC.  Accordingly, Debtors waives any and all rights which Debtors may have to notice prior to seizure by Secured Party of any interest in personal property of Debtors which constitutes part of the Collateral, whether such seizure is by writ of possession or otherwise.

6.
Benefit.  The rights and privileges of Secured Party under this Agreement shall inure to the benefit of its successors and assigns.  All covenants, warranties, and agreements of Debtors contained in this Agreement shall bind personal representatives, heirs, successors, and assigns.

7.
Notices.  All notices, consents, acknowledgments or other communications required or permitted hereunder shall be in writing delivered by (i) hand delivery, (ii) a nationally recognized overnight delivery service, (iii) United States mail, certified or registered, postage prepaid, and return receipt requested, or (iv) via facsimile and addressed as follows:

If to Secured Party to:

If to Debtors to:
431 Fairway Drive, Suite 200
Deerfield Beach, Florida  33441
Attention:  President
Facsimile Number: (954) 363-7320

or to such other address as may hereafter be designated by any party by the giving of notice to all other parties in accordance with this Section.  Notices, consents or other communications shall be deemed delivered and received when actually hand delivered if sent by method number (i) above; the next business day after if sent by method number (ii) above; three (3) days after mailing if sent by method number (iii) above; and one day after sent by facsimile and mail if sent by method number (iv) above.

8.	Choice of Laws. The parties hereto specify that this Agreement shall be made and interpreted under the laws of the State of Florida (other than its laws regarding conflicts of laws).

9.
Entire Agreement.  This Agreement represents the entire agreement between the parties and embodies all of the prior discussions and agreements between all parties.  No other agreement can be claimed except an agreement in writing and signed by all parties.

10.
Waiver.  No waiver of any breach of any covenant, agreement or undertaking contained herein shall operate as a waiver of any subsequent breach of the same covenant, agreement or undertaking or as a waiver of any breach of any other covenant, agreement or undertaking.  In the case of a breach of any part of any covenant, agreement or undertaking, the nonbreaching party may nevertheless accept from the other any payment or performance without waiving its right to exercise any right or remedy provided herein or otherwise with respect to any such breach which was in existence at the time such payment or performance was accepted by it.  No failure of any party to exercise any power given herein or to insist upon strict compliance with any covenant, agreement or undertaking contained herein and no custom or practice which varies from the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.  The waiver by any party of a breach of any covenant, agreement or undertaking contained herein shall be made only by a written waiver in each case, and no such waiver shall operate or be construed as a waiver of any prior or subsequent breach.

11.
Remedies Cumulative.  Except as otherwise expressly provided herein, all rights, powers and privileges conferred hereunder upon any party shall be cumulative and not restrictive of those given by law.  No remedy herein conferred is exclusive of any other available remedy; but each and every such remedy shall be cumulative and shall be in addition to every other remedy given by agreement or now or hereafter existing at law, in equity or by statute.

12.
Severability.  If any provision of this Agreement shall, to any extent, be held invalid, illegal or unenforceable, in whole or in part, the validity, legality, and enforceability of the remaining part of such provision, and the validity, legality and enforceability of the other provisions hereof, shall not be affected thereby.

13.	Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one agreement.

IN WITNESS WHEROF, the parties hereto have set their hands and seals to this Agreement effective as of the day and year first above written.

DEBTOR:

CD International Enterprises, Inc. By: /s/ Yuejian (James) Wang Name: Yuejian (James) Wang Title: CEO

SECURED PARTY:

Bin Zuo By: /s/ Bin Zuo Name: Bin Zuo Title: